UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): January 29, 2015

ENDO INTERNATIONAL PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36326	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 011-353-1-268-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Endo International plc, a public limited company incorporated under the laws of Ireland (“Endo”), is filing this Amendment No. 1 to the Current Report on Form 8-K (the “Initial 8-K”) filed on January 29, 2015 solely to include the correct version of Exhibit 4.1.

Item 1.01	Entry into a Material Definitive Agreement.

On January 29, 2015, Endo filed the Initial 8-K disclosing, among other things, entry with Auxilium Pharmaceuticals, Inc., a Delaware corporation (“Auxilium”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”), into a Second Supplemental Indenture (the “Second Supplemental Indenture”) to the Indenture, dated as of January 30, 2013, between Auxilium and the Trustee, as supplemented by the First Supplemental Indenture, dated as of January 30, 2013, between Auxilium and the Trustee, relating to Auxilium’s 1.50% Convertible Senior Notes due 2018 (the “Notes”). The Initial 8-K correctly stated that, pursuant to the Second Supplemental Indenture, for each share of Auxilium common stock a holder of Notes was previously entitled to receive upon conversion of Notes, such holder shall instead be entitled to receive $9.88 in cash and 0.3430 ordinary shares of Endo (“Endo Shares”). However, Exhibit 4.1 to the Initial 8-K was an incorrect version of the Second Supplemental Indenture that reversed the amount of cash a holder of Notes would be entitled to receive upon conversion with the number of Endo Shares a holder of Notes would be entitled to receive upon conversion.

The correct version of the Second Supplemental Indenture is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated as of January 29, 2015, among Auxilium Pharmaceuticals, Inc., Endo International plc, and Wells Fargo Bank, National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDO INTERNATIONAL PLC

Date: January 30, 2015	By:	/s/ CAROLINE B. MANOGUE
	Name:	Caroline B. Manogue

	Title:	Executive Vice President, Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated as of January 29, 2015, among Auxilium Pharmaceuticals, Inc., Endo International plc, and Wells Fargo Bank, National Association, as trustee.